VF CORPORATION
1997 10-K

EXHIBIT 99 - ADDITIONAL EXHIBITS:
                 (A) FORM 11-K FOR VF CORPORATION TAX-ADVANTAGE SAVINGS PLAN FOR SALARIED EMPLOYEES FOR THE YEAR ENDED DECEMBER 31, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                                 ANNUAL REPORT

                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended December 31, 1997

                         Commission file number: 1-5256

                         -----------------------------

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full title of plan)

                              1047 NORTH PARK ROAD
                              WYOMISSING, PA 19610

                    (Address of principal executive offices)

                                 (610) 378-1151
              (Registrant's telephone number, including area code)

Item 1.  Changes in the Plan

There were no changes in the Plan.

Item 2.  Changes in Investment Policy

There were no changes in investment policy.

Item 3.  Contributions Under the Plan

Contributions made by VF Corporation (the Corporation) are measured by reference to the employees' contributions and are not discretionary.

Item 4.  Participating Employees

There were approximately 6,127 enrolled participants in the Plan as of December 31, 1997, out of approximately 7,205 eligible employees.

Item 5.  Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the
            Corporation: Candace Cummings, Vice President - Administration, General Counsel & Secretary; Frank C. Pickard III, Vice President Treasurer; and Louis J. Fecile, Vice President - Employee Benefits. All committee persons are located at the Corporation's headquarters: 1047 North Park Road, Wyomissing, PA 19610. Each of these individuals is an employee of the Corporation. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b) All expenses of administration of the Plan, including Trustee fees, are paid by the Corporation.

Item 6.  Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which UMB Bank, n.a., 10th and Grand, P.O. Box 419692, Kansas City, MO 64141-6692, has been appointed as Trustee under the Plan. Under the terms of the Trustee Agreement, UMB Bank, n.a., holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the investment fund or funds to receive contributions.

(b)         The custodian's compensation is paid by the Corporation.

(c)         No bond was furnished or is required to be furnished by the Trustee.

Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values of investments as of the end of each quarter. The statement also shows the Corporation's matching contributions allocated to the participant through the Employee Stock Ownership Plan, which are invested in VF Corporation Series B Preferred Stock (ESOP Preferred Stock), and the fair values based on the preferred stock's stated redemption price of $30.875 per share or 160% of the market value of the Corporation's Common Stock, whichever is greater.

Item 8.  Investment of Funds

Each participant by calling the VF Savings Line directs the Plan Administrator to notify the Trustee to invest his/her own contributions in one or more of the following funds:

       - Money Market Fund
       - Fixed Income Fund
       - Balanced Fund
       - Equity Growth & Income Fund
       - Equity Growth Fund
       - Foreign Fund
       - VF Corporation Common Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $4,233, $3,878, and $8,909 for the years ended December 31, 1997, 1996 and 1995 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

The Corporation's matching contributions go solely to the ESOP. These contributions are allocated to participants who receive full value in the form of ESOP Preferred Stock and are used by the ESOP to pay principal and debt service on a loan from the Corporation.

Item 9.  Financial Statements and Exhibits

(a)         Financial Statements                                                             Page No.

            Report of Independent Accountants                                                    5

            Statements of Net Assets Available for Benefits with Fund Information -
                   December 31, 1997 and 1996
                   -    Combined Plan                                                            6
                   -    Money Market Fund and Fixed Income Fund                                  7
                   -    Balanced Fund and Equity Growth & Income Fund                            8
                   -    Equity Growth Fund and Foreign Fund                                      9
                   -    VF Corporation Common Stock Fund and                                    10
                         Employee Stock Ownership Plan
                   -    Loan Fund                                                               11

            Statements of Changes in Net Assets Available for Benefits For the
                   Years Ended December 31, 1997, 1996 and 1995
                   -    Combined Plan                                                           12
                   -    Money Market Fund                                                       13
                   -    Fixed Income Fund                                                       14
                   -    Balanced Fund                                                           15
                   -    Equity Growth & Income Fund                                             16
                   -    Equity Growth Fund                                                      17
                   -    Foreign Fund                                                            18
                   -    VF Corporation Common Stock Fund                                        19
                   -    Employee Stock Ownership Plan                                           20
                   -    Loan Fund                                                               21

            Notes to Financial Statements                                                       22

            Schedules:

               Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

 (b)        Exhibits - none

                                   SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              VF Corporation Tax-Advantaged Savings Plan
                                       for Salaried Employees
                              ---------------------------------------------

                              By: /s/ Louis J. Fecile
                                 ------------------------------------------
                                          Louis J. Fecile
                                          Vice President - Employee Benefits

 Date:  March 20, 1998

                       Report of Independent Accountants

VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings Plan for Salaried Employees

We have audited the accompanying statements of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1997 and December 31, 1996, and the related statements of changes in net assets available for benefits for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1997 and December 31, 1996, and the changes in its net assets available for benefits for the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets available for benefits and in the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 20, 1998

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN

                                                               December 31
                                                     --------------------------------
ASSETS                                                   1997               1996
------                                                   ----               ----
Investments, at fair value
  VF Corporation Common Stock -
      721,661 shares in 1997
      326,618 shares in 1996                         $ 33,557,236       $ 22,046,715
  VF Corporation ESOP Preferred Stock -
     1,824,820 shares in 1997
     1,881,515 shares in 1996                         135,766,589        101,601,810
  United States government obligations                 17,022,422         16,991,039
  Other securities                                    116,344,929         90,076,616
                                                     -------------      -------------
     Total investments                                302,691,176        230,716,180
Dividends and interest receivable                         310,461            312,017
Loans receivable from participants                     10,246,359          9,374,718
                                                     -------------      -------------
       TOTAL ASSETS                                   313,247,996        240,402,915
                                                     -------------      -------------


LIABILITIES

Employee Stock Ownership
  Plan obligation - payable to VF Corporation          35,916,035         41,563,481
                                                     -------------      -------------
       TOTAL LIABILITIES                               35,916,035         41,563,481
                                                     -------------      -------------
Net assets available for benefits                    $277,331,961       $198,839,434
                                                     =============      =============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                    MONEY MARKET FUND AND FIXED INCOME FUND

                                                      Money Market Fund               Fixed Income Fund
                                                         December 31                     December 31
                                              -----------------------------    -------------------------------
ASSETS                                             1997             1996             1997             1996
------                                             ----             ----             ----             ----
Investments, at fair value

  United States government obligations         $        0       $        0      $17,022,422       $16,991,039
  Other securities                              7,852,439        6,629,950        3,094,667         2,250,229
                                              ------------     ------------    -------------     -------------
      Total investments                         7,852,439        6,629,950       20,117,089        19,241,268
Dividends and interest receivable                     399              180          304,518           307,497
                                              ------------     ------------    -------------     -------------
Net assets available for benefits              $7,852,838       $6,630,130      $20,421,607       $19,548,765
                                              ============     ============    =============     =============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                 BALANCED FUND AND EQUITY GROWTH & INCOME FUND

                                             Balanced Fund                       Equity Growth & Income Fund
                                              December 31                               December 31
                                      --------------------------------        --------------------------------
                                          1997                1996                 1997               1996
                                          ----                ----                 ----               ----
ASSETS
Investments, at fair value
  Other securities                     $10,113,221         $7,045,986          $58,738,770        $44,337,501
                                      -------------       ------------        -------------      -------------
    Total investments                   10,113,221          7,045,986           58,738,770         44,337,501
Dividends and interest receivable              488                181                  543                378
                                      -------------       ------------        -------------      -------------
Net assets available for benefits      $10,113,709         $7,046,167          $58,739,313        $44,337,879
                                      =============       ============        =============      =============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                       EQUITY GROWTH FUND & FOREIGN FUND

                                                Equity Growth Fund                    Foreign Fund
                                                   December 31                        December 31
                                          -------------------------------    ------------------------------
                                             1997              1996              1997            1996
                                             ----              ----              ----            ----
ASSETS
Investments, at fair value
  Other securities                         $29,911,441       $24,163,579      $6,260,312        $5,329,365
                                          -------------     -------------    ------------      ------------
    Total investments                       29,911,441        24,163,579       6,260,312         5,329,365
Dividends and interest receivable                  399               382             348               124
                                          -------------     -------------    ------------      ------------
Net assets available for benefits          $29,911,840       $24,163,961      $6,260,660        $5,329,489
                                          =============     =============    ============      ============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

       VF CORPORATION COMMON STOCK FUND AND EMPLOYEE STOCK OWNERSHIP PLAN

                                                 VF Corporation Common Stock Fund   Employee Stock Ownership Plan
                                                          December 31                         December 31
                                                  -----------------------------    --------------------------------
ASSETS                                               1997              1996              1997             1996
------                                               ----              ----              ----             ----
Investments, at fair value
  VF Corporation Common Stock
     721,661 shares in 1997
     326,616 shares in 1996                        $33,557,236     $22,046,715      $          0      $          0
  VF Corporation ESOP
  Preferred Stock
     1,824,820 shares in 1997
     1,881,515 shares in 1996                                0               0       135,766,589       101,601,810
  Other securities                                     223,111         240,255           150,968            79,751
                                                  -------------   -------------    --------------    --------------
    Total investments                               33,780,347      22,286,970       135,917,557       101,681,561
Dividends and interest receivable                        1,282             454             2,484              2821
                                                  -------------   -------------    --------------    --------------
    TOTAL ASSETS                                   $33,781,629     $22,287,424      $135,920,041      $101,684,382
                                                  -------------   -------------    --------------    --------------

LIABILITIES

Employee Stock Ownership
  Plan obligation - payable to VF Corporation                0               0        35,916,035        41,563,481
                                                  -------------   -------------    --------------    --------------
     TOTAL LIABILITIES                                       0               0        35,916,035        41,563,481
                                                  -------------   -------------    --------------    --------------
Net assets available for benefits                  $33,781,629     $22,287,424      $100,004,006      $ 60,120,901
                                                  =============   =============    ==============    ==============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                   LOAN FUND

                                                       Loan Fund
                                                       December 31
                                             ------------------------------
                                                1997             1996
                                                ----             ----
ASSETS
Loans receivable from participants             10,246,359        9,374,718
                                             -------------     ------------
Net assets available for benefits             $10,246,359       $9,374,718
                                             =============     ============



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN

                                                                         Year Ended December 31
                                                       -----------------------------------------------------
                                                          1997                1996               1995
                                                          ----                ----               ----
Investment income
  Dividends on VF Corporation Common Stock              $    525,813        $    469,018        $   538,867
  Dividends on ESOP Preferred Stock                        3,847,891           3,971,574          4,131,256
Interest                                                   1,232,836           1,234,816          1,255,562
Income from mutual funds and
  bank common trust funds                                  6,786,224           4,639,609          3,693,225
                                                       --------------      --------------     --------------
                                                          12,392,764          10,315,017          9,618,910
                                                       --------------      --------------     --------------
Contributions
 Interest on loan repayments                                 710,447             637,885            548,512
  Participants                                            15,431,933          14,670,636         14,883,216
  VF Corporation                                           5,665,204           5,527,985          5,762,864
                                                       --------------      --------------     --------------
                                                          21,807,584          20,836,506         21,194,592
                                                       --------------      --------------     --------------

Withdrawals                                              (14,085,336)        (16,191,145)        (6,901,351)
Forfeitures that reduce
  VF Corporation contributions                              (218,609)           (301,873)          (255,310)
Interest paid to VF Corporation on Employee
  Stock Ownership Plan obligation                         (3,865,833)         (4,386,805)        (4,878,310)
Expenses                                                           0                   0            (53,764)
Net realized and unrealized appreciation
 in fair value of investments                             62,461,957          34,081,179         20,147,532
                                                       --------------      --------------     --------------
Net increase                                              78,492,527          44,352,879         38,872,299


Net assets available for benefits
  at beginning of year                                   198,839,434         154,486,555        115,614,256
                                                       --------------      --------------     --------------
Net assets available for benefits
  at end of year                                        $277,331,961        $198,839,434       $154,486,555
                                                       ==============      ==============     ==============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               MONEY MARKET FUND

                                                              Year Ended December 31
                                                   ---------------------------------------------
                                                       1997            1996             1995
                                                       ----            ----             ----
 Investment income
   Income from mutual funds and
    bank common trust funds                         $  399,938      $  313,675      $   338,605
                                                   ------------    ------------    -------------
                                                       399,938         313,675          338,605
                                                   ------------    ------------    -------------
 Contributions
  Interest on loan repayments                                0               0           49,368
   Participants                                      1,906,211       1,537,425        1,146,077
                                                   ------------    ------------    -------------
                                                     1,906,211       1,537,425        1,195,445
                                                   ------------    ------------    -------------


 Withdrawals                                          (653,789)       (991,225)        (373,362)
 Forfeitures that reduce
   VF Corporation contributions                              0              (9)            (579)
 Fund transfers, net                                  (429,652)       (449,011)        (396,856)
                                                   ------------    ------------    -------------
 Net increase                                        1,222,708         410,855          763,253


 Net assets available for benefits

   Beginning of year, as reported                    6,630,130       7,642,943        6,879,690
   Reclassify loan balances to separate fund                 0      (1,423,668)               0
                                                   ------------    ------------    -------------
   Beginning of year, as adjusted                    6,630,130       6,219,275        6,879,690
                                                   ------------    ------------    -------------
   End of year                                      $7,852,838      $6,630,130      $ 7,642,943
                                                   ============    ============    =============

 See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               FIXED INCOME FUND

                                                                Year Ended December 31
                                                   --------------------------------------------------
                                                       1997              1996              1995
                                                       ----              ----              ----
Investment income
  Interest                                          $ 1,232,836       $ 1,234,816       $ 1,255,562
  Income from mutual funds and
   bank common trust funds                              120,111            42,437            41,620
                                                   -------------     -------------     -------------
                                                      1,352,947         1,277,253         1,297,182
                                                   -------------     -------------     -------------
Contributions
  Interest on loan repayments                                 0                 0            96,211
  Participants                                        1,889,960         2,109,713         2,700,460
                                                   -------------     -------------     -------------
                                                      1,889,960         2,109,713         2,796,671
                                                   -------------     -------------     -------------

Withdrawals                                          (1,785,929)       (2,565,214)       (1,402,288)
Forfeitures that reduce
  VF Corporation contributions                                0               (11)             (706)

Net realized and unrealized appreciation
(depreciation) in fair value of investments              43,040          (109,871)          191,476
Fund transfers, net                                    (627,176)           30,008          (571,686)
                                                   -------------     -------------     -------------
Net increase                                            872,842           741,878         2,310,649


Net assets available for benefits
  Beginning of year, as reported                     19,548,765        20,437,850        18,127,201
  Reclassify loan balances to separate fund                   0        (1,630,963)                0
                                                   -------------     -------------     -------------
  Beginning of year, as adjusted                     19,548,765        18,806,887        18,127,201
                                                   -------------     -------------     -------------
  End of year                                       $20,421,607       $19,548,765       $20,437,850
                                                   =============     =============     =============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                 BALANCED FUND

                                                      Year Ended December 31
                                                 -------------------------------
                                                     1997                1996               1995
                                                     ----                ----               ----
Investment income
  Income from mutual funds and
   bank common trust funds                         $  784,198        $  721,016        $    141,331
                                                 -------------      ------------      --------------
                                                      784,198           721,016             141,331
                                                 -------------      ------------      --------------
Contributions
  Interest on loan repayments                               0                 0               7,685
  Participants                                        918,520           703,667             226,246
                                                 -------------      ------------      --------------
                                                      918,520           703,667             233,931
                                                 -------------      ------------      --------------

Withdrawals                                          (444,470)         (317,576)            (40,993)
Forfeitures that reduce
   VF Corporation contributions                             0              (238)                  0
Net realized and unrealized appreciation
  in fair value of investments                        942,971            70,842              90,964
Fund transfers, net                                   866,323         1,936,006           3,560,514
                                                 -------------      ------------      --------------
Net increase                                        3,067,542         3,113,717           3,985,747

Net assets available for benefits
  Beginning of year, as reported                    7,046,167         3,985,747                   0
  Reclassify loan balances to separate fund                 0           (53,297)                  0
                                                 -------------      ------------      --------------
  Beginning of year, as adjusted                    7,046,167         3,932,450                   0
                                                 -------------      ------------      --------------

  End of year                                     $10,113,709        $7,046,167        $  3,985,747
                                                 =============      ============      ==============



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                          EQUITY GROWTH & INCOME FUND

                                                                          Year Ended December 31
                                                         ----------------------------------------------------
                                                              1997                 1996               1995
                                                              ----                 ----               ----
Investment income
  Income from mutual funds and
   bank common trust funds                                $ 2,717,905         $ 2,148,023        $ 1,688,047
                                                         -------------       -------------     --------------
                                                            2,717,905           2,148,023          1,688,047
                                                         -------------       -------------     --------------
Contributions
   Interest on loan repayments                                      0                   0            154,780
   Participants                                             4,556,161           4,131,053          4,215,860
                                                         -------------       -------------     --------------
                                                            4,556,161           4,131,053          4,370,640
                                                         -------------       -------------     --------------

Withdrawals                                                (3,171,577)         (3,484,495)        (1,378,118)
Forfeitures that reduce
   VF Corporation contributions                                     0                (391)            (1,272)
Net realized and unrealized appreciation
   (depreciation) in fair value of investments             10,862,416           5,037,526          7,296,660
Fund transfers, net                                          (563,471)          1,525,815         (1,485,754)
                                                         -------------       -------------     --------------
Net increase                                               14,401,434           9,357,531         10,490,203

Net assets available for benefits
  Beginning of year, as reported                           44,337,879          37,437,759         26,947,556
  Reclassify loan balances to separate fund                         0          (2,457,411)                 0
                                                         -------------       -------------     --------------
  Beginning of year, as adjusted                           44,337,879          34,980,348         26,947,556
                                                         -------------       -------------     --------------
  End of year                                             $58,739,313         $44,337,879       $ 37,437,759
                                                         =============       =============     ==============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               EQUITY GROWTH FUND

                                                                       Year Ended December 31
                                                        ---------------------------------------------------
                                                           1997                1996               1995
                                                           ----                ----               ----
Investment income
  Income from mutual funds and
   bank common trust funds                               $ 1,952,775         $ 1,130,443       $ 1,353,455
                                                        -------------       -------------     -------------
                                                           1,952,775           1,130,443         1,353,455
                                                        -------------       -------------     -------------
Contributions
   Interest on loan repayments                                                         0           100,380
   Participants                                            2,779,070           3,389,402         3,329,947
                                                        -------------       -------------     -------------
                                                           2,779,070           3,389,402         3,430,327
                                                        -------------       -------------     -------------


Withdrawals                                               (1,866,067)         (2,420,165)       (1,087,899)
Forfeitures that reduce
   VF Corporation contributions                                    0                (236)           (1,444)
Net realized and unrealized appreciation
   (depreciation) in fair value of investments             4,282,170           1,604,220         4,253,881
Fund transfers, net                                       (1,400,069)         (4,267,963)        1,794,722
                                                        -------------       -------------     -------------
Net increase (decrease)                                    5,747,879            (564,299)        9,743,042

Net assets available for benefits
  Beginning of year, as reported                          24,163,961          25,722,536        15,979,494
  Reclassify loan balances to separate fund                        0            (994,276)                0
                                                        -------------       -------------     -------------
  Beginning of year, as adjusted                          24,163,961          24,728,260        15,979,494
                                                        -------------       -------------     -------------
  End of year                                            $29,911,840         $24,163,961       $25,722,536
                                                        =============       =============     =============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  FOREIGN FUND

                                                                Year Ended December 31
                                                     --------------------------------------------
                                                         1997           1996             1995
                                                         ----           ----             ----
Investment income
  Income from mutual funds and
   bank common trust funds                            $  748,260      $  257,147      $   98,277
                                                     ------------    ------------    ------------
                                                         748,260         257,147          98,277
                                                     ------------    ------------    ------------
Contributions
   Interest on loan repayments                                 0               0           5,537
   Participants                                          788,136         504,049         165,453
                                                     ------------    ------------    ------------
                                                         788,136         504,049         170,990
                                                     ------------    ------------    ------------


Withdrawals                                             (327,669)       (217,661)         (9,708)
Forfeitures that reduce
   VF Corporation contributions                                0            (234)              0
Net realized and unrealized appreciation
  (depreciation) in fair value of investments           (347,015)        428,766        (122,155)
Fund transfers, net                                       69,459       1,987,203       2,198,243
                                                     ------------    ------------    ------------
Net increase                                             931,171       2,959,270       2,335,647

Net assets available for benefits
  Beginning of year, as reported                       5,329,489       2,335,647               0
  Reclassify loan balances to separate fund                    0          34,572               0
                                                     ------------    ------------    ------------
  Beginning of year, as adjusted                       5,329,489       2,370,219               0
                                                     ------------    ------------    ------------
  End of year                                         $6,260,660      $5,329,489      $2,335,647
                                                     ============    ============    ============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                        VF CORPORATION COMMON STOCK FUND

                                                                      Year Ended December 31
                                                     ----------------------------------------------------
                                                          1997               1996                1995
                                                          ----               ----                ----
Investment income
  Dividends on VF Corporation
   Common Stock                                       $   525,813        $   469,018         $   538,867
  Income from mutual funds and
   bank common trust funds                                 37,029              5,963               6,622
                                                     -------------      -------------      --------------
                                                          562,842            474,981             545,489
                                                     -------------      -------------      --------------
Contributions
   Interest on loan repayments                                  0                  0             134,551
   Participants                                         2,593,875          2,295,327           3,099,173
                                                     -------------      -------------      --------------
                                                        2,593,875          2,295,327           3,233,724
                                                     -------------      -------------      --------------

Withdrawals                                            (1,674,899)        (1,888,739)         (1,137,459)
Forfeitures that reduce
  VF Corporation contributions                                  0               (143)               (802)
Net realized and unrealized appreciation
  in fair value of investments                          8,601,707          4,701,766           1,635,363
Fund transfers, net                                     1,410,680         (1,573,213)         (5,099,183)
                                                     -------------      -------------      --------------
Net increase (decrease)                                11,494,205          4,009,979            (822,868)

Net assets available for benefits
  Beginning of year, as reported                       22,287,424         20,458,033          21,280,901
  Reclassify loan balances to separate fund                     0         (2,180,588)                  0
                                                     -------------      -------------      --------------
  Beginning of year, as adjusted                       22,287,424         18,277,445          21,280,901
                                                     -------------      -------------      --------------
  End of year                                         $33,781,629        $22,287,424        $ 20,458,033
                                                     =============      =============      ==============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                                                      Year Ended December 31
                                                      ----------------------------------------------------
                                                           1997               1996                1995
                                                           ----               ----                ----
Investment income

  Dividends on ESOP Preferred Stock                    $  3,847,891       $  3,971,574        $ 4,131,256
  Income from mutual funds and
   bank common trust funds                                   26,008             20,905             25,268
                                                      --------------      -------------     --------------
                                                          3,868,944          3,992,479          4,156,524
                                                      --------------      -------------     --------------
Contributions
   VF Corporation                                         5,665,204          5,527,985          5,762,864
                                                      --------------      -------------     --------------
                                                          5,665,204          5,527,985          5,762,864
                                                      --------------      -------------     --------------

Withdrawals                                              (3,648,224)        (3,526,117)        (1,471,524)
Forfeitures that reduce
   VF Corporation contributions                            (218,609)          (300,611)          (250,507)
Expenses                                                          0                  0            (53,764)
Interest paid to VF Corporation on Employee Stock
   Ownership Plan obligation                             (3,865,833)        (4,386,805)        (4,878,310)
Net realized and unrealized appreciation
  in fair value of investments                           38,076,668         22,347,930          6,801,343
                                                      --------------      -------------     --------------
Net increase                                             39,883,105         23,654,861         10,066,626


Net assets available for benefits
   Beginning of year                                     60,120,901         36,466,040         26,399,414
                                                      --------------      -------------     --------------
   End of year                                         $100,004,006        $60,120,901       $ 36,466,040
                                                      ==============      =============     ==============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                   LOAN FUND

                                                          Year Ended December 31
                                                   ---------------------------------
                                                        1997                1996
                                                        ----                ----
Contributions
  Interest on loan repayments                       $   710,447          $  637,885
                                                   -------------        ------------
                                                        710,447             637,885
                                                   -------------        ------------

Withdrawals                                           (512,712)           (779,953)
Forfeitures that reduce
   VF Corporation contributions                               0                   0
Expenses                                                      0                   0
Net realized and unrealized appreciation
  in fair value of investments                                0                   0
Fund transfers, net                                     673,906             811,155
                                                   -------------        ------------
Net increase                                            871,641             669,087
                                                   -------------        ------------


Net assets available for benefits
  Beginning of year, as reported                      9,374,718                   0
  Reclassify loan balances to separate fund                   0           8,705,631
                                                   -------------        ------------
  Beginning of year, as adjusted                      9,374,718           8,705,631
                                                   -------------        ------------
  End of year                                       $10,246,359          $9,374,718
                                                   =============        ============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

NOTE A -- DESCRIPTION OF THE PLAN

VF Corporation (the Corporation) sponsors the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain salaried employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 10% of their compensation to the Plan. The Corporation matches employee contributions by 50% for up to 6% of compensation contributed by the employee. Employees remain fully vested in their contributions to the Plan. The Corporation's matching contributions are vested monthly on a pro rata basis, with full vesting after five years of service or upon normal or late retirement, disability or death.

The Plan includes an Employee Stock Ownership Plan (ESOP). In 1990, the ESOP purchased 2,105,263 shares of VF Corporation 6.75% Series B ESOP Convertible Preferred Stock (ESOP Preferred Stock) for $65.0 million. Each share of ESOP Preferred Stock, which has a redemption value of $30.875 plus cumulative accrued dividends, is convertible into 1.6 shares of VF Corporation Common Stock and is entitled to two votes. The trustee for the ESOP may convert the ESOP Preferred Stock to Common Stock at any time or may cause the Corporation to redeem the ESOP Preferred Stock under certain circumstances. The ESOP Preferred Stock also has preference in liquidation over all other stock issues. The Corporation's matching contributions, all of which go into the ESOP, are allocated to employees in shares of ESOP Preferred Stock. Of the shares of ESOP Preferred Stock owned by the ESOP, 973,860 shares in 1997 and 854,856 shares in 1996 have been allocated to employees.

The ESOP's purchase of the ESOP Preferred Stock was funded by a loan of $65.0 million from the Corporation that bears interest at 9.8%. The loan will be repaid in increasing installments through 2002 from future minimum Corporation matching contributions to the ESOP and dividends on the ESOP Preferred Stock. The Corporation's minimum required matching contributions and dividends are $8.9 million in 1998 and increases each year to $9.6 million over the following three years.

Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The investment programs of the Plan are as follows:

            (a) Money Market Fund: Monies are invested in a money market fund.

            (b) Fixed Income Fund: Monies are invested in investments that provide a fixed rate of return.

            (c) Balanced Fund: Monies are invested in investments to obtain as much income as possible, consistent with the preservation and conservation of capital.

            (d) Equity Growth & Income Fund: Monies are invested in investments that are currently paying dividends and/or offer prospects for growth of capital and future income, with emphasis on capital appreciation.

            (e) Equity Growth Fund: Monies are primarily invested in common stock, securities convertible into common stock and debt securities, with emphasis on long-term growth opportunities.

            (f) Foreign Fund: Monies are invested in stocks and debt obligations of companies and governments outside the United States.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE A -- DESCRIPTION OF THE PLAN (Continued)

           (g) VF Corporation Common Stock Fund: Monies are invested in Common Stock of the Corporation purchased at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.


Individual accounts are maintained for each participant; each account includes the individual's contributions, Corporation matching contributions and investment funds' earnings. Accounts become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum or in an annuity, or accounts may be rolled over into another IRS-approved tax deferral vehicle. Forfeitures are used to reduce VF Corporation's obligation to pay plan expenses.

Participants may borrow from their individual account. Participants are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their primary residence. Participants may borrow up to 100% of their account balance in the Money Market Fund and 75% of their account balance of remaining funds, not to exceed 50% of the participant's total vested account balance, but may not borrow from the Corporation matching portion. Payment in full is required at termination of employment. There were 2,691 loans outstanding at December 31, 1997.

Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time. In the event of termination, participants become fully vested in their accounts.

The number of participants in each fund was as follows:

                                                             Year Ended December 31
                                                             ----------------------
                                                1997                    1996                   1995
                                                ----                    ----                   ----
Money Market Fund                              2,949                   2,862                  2,805
Fixed Income Fund                              3,393                   3,731                  4,308
Balanced Fund                                  1,687                   1,393                  1,035
Equity Growth & Income Fund                    5,446                   5,420                  5,725
Equity Growth Fund                             4,026                   4,040                  4,513
Foreign Fund                                   1,308                   1,032                    700
VF Corporation Common Stock Fund               4,377                   4,146                  4,553
Employee Stock Ownership Plan                  7,075                   7,077                  7,461

The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE B -- SIGNIFICANT ACCOUNT POLICIES

Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The ESOP Preferred Stock is stated at fair value, based on the greater of 160% of the fair value of the Corporation's Common Stock or the preferred stock's stated redemption price of $30.875 per share. For commercial notes and United States government obligations, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the Plan year.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and unrealized appreciation or depreciation on those investments.

Administrative expenses consisting primarily of fees for legal, accounting and other services are paid by the Corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

Payment of Benefits:  Benefits are recorded when paid.

Use of Estimates: In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

NOTE C -- INCOME TAX STATUS

The Internal Revenue Service has issued a Favorable Determination Letter dated January 16, 1996 stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Plan Committee is not aware of any action or series of events that have occurred that might adversely affect the Plan's qualified status.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS

Net unrealized appreciation (depreciation) in fair value of investments included in Plan equity includes the following:

                                                                    Net Unrealized
                                                            Appreciation (Depreciation) in
                                                      Fair Value for the Year Ended December 31
                                             --------------------------------------------------
                                                  1997               1996              1995
                                             --------------     --------------   --------------
Fair value as determined by quoted market
   or stated redemption price:
   VF Corporation Common Stock                 $ 8,278,471        $ 4,168,463      $    52,620
   ESOP Preferred Stock                         37,226,323         22,201,877        6,484,308
   Mutual funds and
    bank common trust funds                     14,189,381          6,121,697       11,083,328
                                             --------------     --------------   --------------
                                                59,694,175         32,492,037       17,620,256
Fair value as determined by
   Plan trustee:
   United States government
    obligations                                          0                  0                0
   Commercial notes                                 41,354          (109,067)          191,467
   Mutual funds and
    bank common trust funds                              0                  0                0
                                             --------------     --------------   --------------
                                                    41,354          (109,067)          191,467
                                             --------------     --------------   --------------
                                               $59,735,529        $32,382,970      $17,811,723
                                             ==============     ==============   ==============





                                                                 Fair Value
                                                               at December 31
                                             -------------------------------------------------
                                                   1997             1996             1995
                                             ---------------  ---------------  ---------------
Fair value as determined by quoted market
   or stated redemption price:
   VF Corporation Common Stock                 $ 33,557,236     $ 22,046,715     $ 17,961,692
   ESOP Preferred Stock                         135,766,589      101,601,810       82,920,550
   Mutual funds and
    bank common trust funds                     112,283,636       86,921,008       71,875,357
                                             ---------------  ---------------  ---------------
                                                281,607,461      210,569,533      172,757,599
Fair value as determined by
   Plan trustee:
   United States government
    obligations                                  17,022,422       16,991,039       17,329,048
   Commercial notes                                 501,345          812,427          678,070
   Mutual funds and
    bank common trust funds                       3,559,948        2,343,181        1,328,036
                                             ---------------  ---------------  ---------------
                                                 21,083,715       20,146,647       19,335,154
                                             ---------------  ---------------  ---------------
                                               $302,691,176     $230,716,180     $192,092,753
                                             ===============  ===============  ===============

Unrealized appreciation in fair value of investments at December 31, 1997, 1996 and 1995 was $129,045,244, $70,620,796, and $39,182,641, respectively.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS  (Continued)

Net realized appreciation (depreciation) in fair value of investments includes the following:

                                        Year Ended December 31
                               1997             1996             1995
                          --------------   --------------   ---------------
Aggregate proceeds          $62,783,730      $62,417,960      $ 57,592,059

Aggregate cost               60,507,302       60,719,749        55,256,250
                          --------------   --------------   ---------------
Net realized gain           $ 2,726,428      $ 1,698,209      $  2,335,809
                          ==============   ==============   ===============

Of the net realized gain, $1,173,581, $679,356, and $1,690,513 related to gains recognized on the sale of VF Common Stock and the redemption of VF Preferred Stock for the years ended 1997, 1996 and 1995, respectively.

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1997 and 1996 are as follows:

                                          1997                                 1996
                                          ----                                 ----
 ESOP Preferred Stock                  $135,766,589                       $101,601,810
 Fidelity Growth & Income Fund           58,657,037                         44,076,501
 Fidelity Magellan Fund                  29,871,782                         23,976,308
 VF Corporation Common Stock             33,557,236                         22,046,715

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS  (Continued)

Investment held at December 31, 1997:

                                                              NUMBER OF SHARES
Name of Issuer and Title of Issue                           OR PRINCIPAL AMOUNT       FAIR VALUE             COST
----------------------------------                          --------------------  ----------------   ----------------
Securities of participating employer:
   VF Corporation Common Stock                                        721,661        $ 33,557,236       $ 15,588,925
   VF Corporation 6.75% Series B ESOP
     Convertible Preferred Stock                                    1,824,820         135,766,589         56,341,317
                                                                                  ----------------    ---------------
                                                                                      169,323,825         71,930,242
                                                                                  ----------------    ---------------
United States Government Obligations:
   Small Business Administration Loans:
     (Rates of 5.20% to 8.83%,
      maturities of 03/02/97 to 05/23/11)                          15,978,300          15,977,952         15,955,145
   F.M.H.A. loans (Rates of 6.475% to 9.875%
      maturities 05/01/98 to 06/10/12)                              1,053,018           1,044,470          1,044,470
                                                                                  ----------------    ---------------
                                                                                       17,022,422         16,999,615
                                                                                  ----------------    ---------------
Other Securities:
   Mutual funds and bank common trust funds:
     Kemper Money Market Fund                                       7,455,110           7,455,110          7,455,110
     Fidelity Puritan Fund                                            519,196          10,062,009          8,983,673
     Fidelity Growth & Income Fund                                  1,539,555          58,657,037         36,082,053
     Fidelity Magellan Fund                                           313,549          29,871,782         21,791,547
     Templeton Foreign Fund                                           626,904           6,237,697          6,348,920
     UMB Bank Fund:  Scout Prime - R                                3,559,948           3,559,948          3,559,948
   American Commercial Lines (Due 07/15/01)                           106,000             106,000            106,803
   Private Export Funding Corp. (Due 04/30/04)                        162,500             168,773            159,021
   Smith Enron Cogeneration LP  (Due 12/15/06)                        229,000             226,573            229,000
                                                                                  ----------------    --------------
                                                                                     $302,691,176       $173,645,932
                                                                                  ================    ==============